Exhibit 99.1

CareTrust REIT Announces Third Quarter 2023 Operating Results

Conference Call Scheduled for Friday, November 10, 2023 at 1:00 pm ET
SAN CLEMENTE, Calif., November 9, 2023 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) today reported operating results for the quarter ended September 30, 2023, as well as other recent events.
For the quarter, CareTrust REIT reported:
•97.5% of contractual rents collected;
•Net income of $8.7 million and net income per share of $0.08;
•Normalized FFO of $36.6 million and normalized FFO per share of $0.35;
•Normalized FAD of $38.8 million and normalized FAD per share of $0.37;
•A quarterly dividend of $0.28 per share, representing a payout ratio of approximately 76% on normalized FAD;
•Payment of the outstanding balance on the unsecured revolving credit facility;
•Publication of its 2022 Corporate Sustainability Report;
•Investments of $45.4 million in the quarter and $280.0 million YTD at an estimated stabilized yield of 9.9% and 9.8%, respectively, after rent ramps or rent resets under the lease are completed;
•Settlement of 16.3 million shares under its ATM Program, including both forward contract sales and direct issuances, for gross proceeds of $323.9 million;
•4.9 million shares remain outstanding on a forward basis under its ATM Program, to be settled for expected gross proceeds of $98.0 million;
•Net Debt to Annualized Normalized Run Rate EBITDA of 2.5x

CareTrust’s President and Chief Executive Officer, Dave Sedgwick, commented on the quarter’s results. “We are pleased to report continued progress on all fronts as we head into 2024. We believe our portfolio, exceptional operators, and strong balance sheet are built to take advantage of the favorable investment landscape in front of us.” Mr. Sedgwick continued, “The entire team has excelled this year in facilitating a return to significant external growth and setting the table for 2024. There has been a continual flow of deals crossing our desk that we expect will continue in 2024. The investment pipeline today is roughly $175 million, not including larger portfolio deals we regularly review.”

The Company updated its portfolio management activity. After completing the sale of one seniors housing property in October, the Company has two seniors housing properties, one skilled nursing facility, and one portfolio of 11 skilled nursing facilities held for sale. With respect to portfolio performance in the quarter, the Company's reported EBITDARM and EBITDAR lease coverage, excluding Provider Relief Funds, improved to 2.75x and 2.16x, respectively. Based on preliminary operator reports, skilled nursing and seniors housing occupancy slightly increased in August 2023 compared to June 2023 (excluding properties held for sale) to 76.5% from 75.9% and to 75.5% from 75.2%, respectively.

Financial Results for Quarter Ended September 30, 2023

Chief Financial Officer, Bill Wagner, reported that, for the third quarter, CareTrust reported net income of $8.7 million, or $0.08 per diluted weighted-average common share, normalized FFO of $36.6 million, or $0.35 per diluted weighted-average common share, and normalized FAD of $38.8 million, or $0.37 per diluted weighted-average common share.

Liquidity

As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 2.5x, which is below the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 16.8%. Mr. Wagner stated that, as of today, the Company has no borrowings outstanding on its $600 million revolving credit line, with no scheduled debt maturities prior to 2026. He also disclosed that CareTrust currently has approximately $36 million in cash on hand. He further noted that the Company had $496.0 million in available authorization remaining on its at-the-market equity program as of September 30, 2023. During the period July 1, 2023 to November 8, 2023, the Company settled 12.8 million shares outstanding under ATM forward contracts at a weighted average sales price of $19.85 for gross proceeds of $253.5 million. In addition, during that same period, CareTrust sold 5.4 million shares in direct sales under the ATM Program at a weighted average sales price of $20.03 for gross proceeds of $108.0 million. As of November 8, 2023, 3.0 million shares of common stock at a weighted average initial sales price of $19.99 per share, before commissions and offering expenses, remain outstanding under ATM forward contracts. "With substantial availability on our revolver, and equity markets readily accessible to us at present, we continue to have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Dividend Maintained

During the quarter, CareTrust declared a quarterly dividend of $0.28 per common share. On an annualized basis, the payout ratio was approximately 80% based on third quarter 2023 normalized FFO, and 76% based on normalized FAD.

Conference Call

A conference call will be held on Friday, November 10, 2023, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss third quarter results, recent developments and other matters. The toll-free dial-in number is 1 (888) 510-2379 or toll dial-in number is 1 (646) 960-0691 and the conference ID number is 6808360. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. This call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including acquisition opportunities and disposition plans; growth prospects; operating and financial performance; expectations regarding the settlement of ATM forward contracts and the making of distributions and payment of dividends; and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the impact of possible additional surges of COVID-19 infections or the risk of other pandemics, epidemics or infectious disease outbreaks, measures taken to prevent the spread of such outbreaks and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (iv) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (v) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (vi) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vii) the ability to generate sufficient cash flows to service our outstanding indebtedness; (viii) access to debt and equity capital markets; (ix) fluctuating interest rates and inflation; (x) the ability to retain our key management personnel; (xi) the ability to maintain our status as a real estate investment trust (“REIT”); (xii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xiii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiv) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, including in the sections entitled “Risk Factors” in Item 1A of such reports, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended September 30, 2023 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Rental income	$51,218	$47,018	$145,126	$139,831
Interest and other income	4,659	3,275	12,910	4,491
Total revenues	55,877	50,293	158,036	144,322
Expenses:
Depreciation and amortization	13,034	12,256	37,988	38,390
Interest expense	11,750	8,355	32,617	20,400
Property taxes	2,167	691	4,437	3,365
Impairment of real estate investments	8,232	12,322	31,510	73,706
Provision for loan losses, net	—	—	—	3,844
Property operating expenses	1,239	3,808	2,860	4,344
General and administrative	5,519	5,159	15,298	15,352
Total expenses	41,941	42,591	124,710	159,401
Other (loss) income:
(Loss) gain on sale of real estate, net	—	(2,287)	1,958	(2,101)
Unrealized losses on other real estate related investments, net	(5,251)	(4,706)	(7,856)	(4,706)
Total other (loss) income	(5,251)	(6,993)	(5,898)	(6,807)
Net income (loss)	8,685	709	27,428	(21,886)
Net loss attributable to noncontrolling interests	(11)	—	(11)	—
Net income (loss) attributable to CareTrust REIT, Inc.	$8,696	$709	$27,439	$(21,886)

Earnings (loss) per common share attributable to CareTrust REIT, Inc.:
Basic	$0.08	$0.01	$0.27	$(0.23)
Diluted	$0.08	$0.01	$0.27	$(0.23)

Weighted-average number of common shares:
Basic	104,011	96,605	100,748	96,527
Diluted	104,311	96,625	100,918	96,527

Dividends declared per common share	$0.28	$0.275	$0.84	$0.825

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income (loss) attributable to CareTrust REIT, Inc.	$8,696	$709	$27,439	$(21,886)
Depreciation and amortization	13,034	12,256	37,988	38,390
Interest expense	11,750	8,355	32,617	20,400
Amortization of stock-based compensation	1,519	1,380	3,379	4,295
EBITDA attributable to CareTrust REIT, Inc.	34,999	22,700	101,423	41,199
Impairment of real estate investments	8,232	12,322	31,510	73,706
Provision for loan losses, net	—	—	—	3,844
Provision for doubtful accounts and lease restructuring	—	—	—	977
Property operating expenses	1,416	3,821	3,381	5,683
Loss (gain) on sale of real estate, net	—	2,287	(1,958)	2,101
Unrealized losses on other real estate related investments, net	5,251	4,706	7,856	4,706
Normalized EBITDA attributable to CareTrust REIT, Inc.	49,898	45,836	$142,212	$132,216
Full impact of quarterly investments[1]	607	593
Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	$50,505	$46,429

Net income (loss) attributable to CareTrust REIT, Inc.	$8,696	$709	$27,439	$(21,886)
Real estate related depreciation and amortization	13,028	12,251	37,973	38,375
Impairment of real estate investments	8,232	12,322	31,510	73,706
Loss (gain) on sale of real estate, net	—	2,287	(1,958)	2,101
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	29,956	27,569	94,964	92,296
Provision for loan losses, net	—	—	—	3,844
Provision for doubtful accounts and lease restructuring	—	—	—	977
Property operating expenses	1,416	3,821	3,381	5,683
Unrealized losses on other real estate related investments, net	5,251	4,706	7,856	4,706
Normalized FFO attributable to CareTrust REIT, Inc.	$36,623	$36,096	$106,201	$107,506

NET DEBT TO ANNUALIZED NORMALIZED RUN RATE EBITDA RECONCILIATION
(in thousands)
(Unaudited)
	Three Months Ended September 30,
	2023	2022
Total debt	$600,000	$780,000
Cash, cash equivalents	(3,485)	(4,861)
Net proceeds from ATM forward[2]	(96,132)	—
Net Debt	$500,383	$775,139
Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.[3]	$202,020	$185,716
Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	2.5x	4.2x
[1] Quarterly adjustments give effect to the investments completed during the three months ended for the respective period as though such investments were completed as of the beginning of the period.
[2] Net proceeds from the future expected settlement of shares sold under equity forward contracts through the Company's ATM program.
[3] Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter multiplied by four (4).

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income (loss) attributable to CareTrust REIT, Inc.	$8,696	$709	$27,439	$(21,886)
Real estate related depreciation and amortization	13,028	12,251	37,973	38,375
Amortization of deferred financing fees	609	520	1,826	1,560
Amortization of stock-based compensation	1,519	1,380	3,379	4,295
Straight-line rental income	7	(3)	21	(14)
Impairment of real estate investments	8,232	12,322	31,510	73,706
Loss (gain) on sale of real estate, net	—	2,287	(1,958)	2,101
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	32,091	29,466	100,190	98,137
Provision for loan losses, net	—	—	—	3,844
Provision for doubtful accounts and lease restructuring	—	—	—	977
Property operating expenses	1,416	3,821	3,381	5,683
Unrealized losses on other real estate related investments, net	5,251	4,706	7,856	4,706
Normalized FAD attributable to CareTrust REIT, Inc.	$38,758	$37,993	$111,427	$113,347

FFO attributable to CareTrust REIT, Inc., per share	$0.29	$0.28	$0.94	$0.95
Normalized FFO attributable to CareTrust REIT, Inc., per share	$0.35	$0.37	$1.05	$1.11

FAD attributable to CareTrust REIT, Inc., per share	$0.31	$0.30	$0.99	$1.01
Normalized FAD attributable to CareTrust REIT, Inc., per share	$0.37	$0.39	$1.10	$1.17

Diluted weighted average shares outstanding [1]	104,422	96,752	101,010	96,709

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Revenues:
Rental income	$47,018	$47,675	$46,163	$47,745	$51,218
Interest and other income	3,275	4,135	4,443	3,808	4,659
Total revenues	50,293	51,810	50,606	51,553	55,877
Expenses:
Depreciation and amortization	12,256	11,926	12,238	12,716	13,034
Interest expense	8,355	9,608	9,827	11,040	11,750
Property taxes	691	968	880	1,390	2,167
Impairment of real estate investments	12,322	5,356	1,886	21,392	8,232
Property operating expenses	3,808	695	963	658	1,239
General and administrative	5,159	4,813	5,061	4,718	5,519
Total expenses	42,591	33,366	30,855	51,914	41,941
Other loss:
(Loss) gain on sale of real estate, net	(2,287)	(1,668)	(70)	2,028	—
Unrealized losses on other real estate related investments, net	(4,706)	(2,396)	(454)	(2,151)	(5,251)
Total other loss	(6,993)	(4,064)	(524)	(123)	(5,251)
Net income (loss)	709	14,380	19,227	(484)	8,685
Net loss attributable to noncontrolling interests	—	—	—	—	(11)
Net income (loss) attributable to CareTrust REIT, Inc.	$709	$14,380	$19,227	$(484)	$8,696

Diluted earnings (loss) attributable to CareTrust REIT, Inc., per share	$0.01	$0.15	$0.19	$(0.01)	$0.08

Diluted weighted average shares outstanding	96,625	97,272	99,087	99,117	104,311

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023

Net income (loss) attributable to CareTrust REIT, Inc.	$709	$14,380	$19,227	$(484)	$8,696
Depreciation and amortization	12,256	11,926	12,238	12,716	13,034
Interest expense	8,355	9,608	9,827	11,040	11,750
Amortization of stock-based compensation	1,380	1,463	936	924	1,519
EBITDA attributable to CareTrust REIT, Inc.	22,700	37,377	42,228	24,196	34,999
Impairment of real estate investments	12,322	5,356	1,886	21,392	8,232
Provision for doubtful accounts and lease restructuring	—	390	—	—	—
Property operating expenses	3,821	914	1,134	831	1,416
Loss (gain) on sale of real estate, net	2,287	1,668	70	(2,028)	—
Unrealized losses on other real estate related investments, net	4,706	2,396	454	2,151	5,251
Normalized EBITDA attributable to CareTrust REIT, Inc.	$45,836	$48,101	$45,772	$46,542	$49,898

Net income (loss) attributable to CareTrust REIT, Inc.	$709	$14,380	$19,227	$(484)	$8,696
Real estate related depreciation and amortization	12,251	11,921	12,233	12,712	13,028
Impairment of real estate investments	12,322	5,356	1,886	21,392	8,232
Loss (gain) on sale of real estate, net	2,287	1,668	70	(2,028)	—
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	27,569	33,325	33,416	31,592	29,956
Provision for doubtful accounts and lease restructuring	—	390	—	—	—
Property operating expenses	3,821	914	1,134	831	1,416
Unrealized losses on other real estate related investments, net	4,706	2,396	454	2,151	5,251
Normalized FFO attributable to CareTrust REIT, Inc.	$36,096	$37,025	$35,004	$34,574	$36,623

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023

Net income (loss) available to common stockholders	$709	$14,380	$19,227	$(484)	$8,696
Real estate related depreciation and amortization	12,251	11,921	12,233	12,712	13,028
Amortization of deferred financing fees	520	535	609	608	609
Amortization of stock-based compensation	1,380	1,463	936	924	1,519
Straight-line rental income	(3)	(3)	7	7	7
Impairment of real estate investments	12,322	5,356	1,886	21,392	8,232
Loss (gain) on sale of real estate, net	2,287	1,668	70	(2,028)	—
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	29,466	35,320	34,968	33,131	32,091
Provision for doubtful accounts and lease restructuring	—	390	—	—	—
Property operating expenses	3,821	914	1,134	831	1,416
Unrealized losses on other real estate related investments, net	4,706	2,396	454	2,151	5,251
Normalized FAD attributable to CareTrust REIT, Inc.	$37,993	$39,020	$36,556	$36,113	$38,758

FFO attributable to CareTrust REIT, Inc., per share	$0.28	$0.34	$0.34	$0.32	$0.29
Normalized FFO attributable to CareTrust REIT, Inc., per share	$0.37	$0.38	$0.35	$0.35	$0.35

FAD attributable to CareTrust REIT, Inc., per share	$0.30	$0.36	$0.35	$0.33	$0.31
Normalized FAD attributable to CareTrust REIT, Inc., per share	$0.39	$0.40	$0.37	$0.36	$0.37

Diluted weighted average shares outstanding [1]	96,752	97,408	99,195	99,360	104,422

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	September 30, 2023	December 31, 2022
Assets:
Real estate investments, net	$1,536,048	$1,421,410
Other real estate related investments, at fair value (including accrued interest of $1,449 as of September 30, 2023 and $1,320 as of December 31, 2022)	181,175	156,368
Assets held for sale, net	21,341	12,291
Cash and cash equivalents	3,485	13,178
Accounts and other receivables	383	416
Prepaid expenses and other assets, net	20,684	11,690
Deferred financing costs, net	4,448	5,428
Total assets	$1,767,564	$1,620,781

Liabilities and Equity:
Senior unsecured notes payable, net	$395,816	$395,150
Senior unsecured term loan, net	199,507	199,348
Unsecured revolving credit facility	—	125,000
Accounts payable, accrued liabilities and deferred rent liabilities	28,854	24,360
Dividends payable	32,403	27,550
Total liabilities	656,580	771,408

Equity:
Common stock	1,154	990
Additional paid-in capital	1,566,161	1,245,337
Cumulative distributions in excess of earnings	(457,393)	(396,954)
Total stockholders' equity	1,109,922	849,373
Non-controlling interests	1,062	—
Total equity	1,110,984	849,373
Total liabilities and equity	$1,767,564	$1,620,781

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$27,428	$(21,886)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	38,031	38,437
Amortization of deferred financing costs	1,826	1,560
Unrealized losses on other real estate related investments, net	7,856	4,706
Amortization of stock-based compensation	3,379	4,295
Straight-line rental income	21	(14)
Adjustment for collectibility of rental income	—	977
Noncash interest income	(129)	(1,063)
(Gain) loss on sale of real estate, net	(1,958)	2,101
Impairment of real estate investments	31,510	73,706
Provision for loan losses, net	—	3,844
Change in operating assets and liabilities:
Accounts and other receivables	11	648
Prepaid expenses and other assets, net	(68)	(2,082)
Accounts payable, accrued liabilities and deferred rent liabilities	4,189	5,443
Net cash provided by operating activities	112,096	110,672
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(198,565)	(21,915)
Purchases of equipment, furniture and fixtures and improvements to real estate	(9,139)	(5,475)
Investment in real estate related investments and other loans receivable	(50,693)	(149,650)
Principal payments received on real estate related investments and other loans receivable	15,703	1,166
Escrow deposits for potential acquisitions of real estate	(4,075)	—
Net proceeds from sales of real estate	14,464	34,115
Net cash used in investing activities	(232,305)	(141,759)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	319,032	—
Borrowings under unsecured revolving credit facility	185,000	145,000
Payments on unsecured revolving credit facility	(310,000)	(45,000)
Payments of deferred financing costs	(21)	—
Net-settle adjustment on restricted stock	(1,479)	(4,469)
Dividends paid on common stock	(83,089)	(79,478)
Contributions from noncontrolling interests	1,073	—
Net cash provided by financing activities	110,516	16,053
Net decrease in cash and cash equivalents	(9,693)	(15,034)
Cash and cash equivalents as of the beginning of period	13,178	19,895
Cash and cash equivalents as of the end of period	$3,485	$4,861

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

				September 30, 2023
	Interest		Maturity		% of	Deferred	Net Carrying
Debt	Rate		Date	Principal	Principal	Loan Costs	Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028	$400,000	66.7%	$(4,184)	$395,816
Floating Rate Debt

Senior unsecured term loan	6.925%	[1]	2026	200,000	33.3%	(493)	199,507

Total Debt	4.892%			$600,000	100.0%	$(4,677)	$595,323

[1] Funds can be borrowed at applicable SOFR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.

Non-GAAP Financial Measures
EBITDA attributable to CareTrust REIT, Inc. represents net income (loss) attributable to CareTrust REIT, Inc. before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA attributable to CareTrust REIT, Inc. represents EBITDA attributable to CareTrust REIT, Inc. as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, unrealized loss on other real estate related investments and provision for doubtful accounts and lease restructuring, as applicable. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate related depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO attributable to CareTrust REIT, Inc. in accordance with Nareit’s definition.
FAD attributable to CareTrust REIT, Inc. is defined as FFO attributable to CareTrust REIT, Inc. excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD attributable to CareTrust REIT, Inc. to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO attributable to CareTrust REIT, Inc. and Normalized FAD attributable to CareTrust REIT, Inc., which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, unrealized loss on other real estate related investments, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company also discloses Net Debt to Annualized Normalized Run Rate EBITDA, which compares the Company’s Net Debt as of the last day of the quarter to the Annualized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter. Net Debt is defined as the Company’s Total Debt as of the last day of the specified quarter adjusted to exclude the Company’s cash, cash equivalents, restricted cash and escrow deposits on acquisition of real estate as of such date as well as the net proceeds from the expected settlement of shares sold under equity forward contracts through the Company’s ATM Program that are outstanding as of such date. Normalized Run Rate EBITDA represents Normalized EBITDA, adjusted to give effect to the investments completed during the three months ended for the respective period as though such investments were completed as of the beginning of the period. Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the specified quarter multiplied by four.

The Company believes that net income attributable to CareTrust REIT, Inc., as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA, in each case attributable to CareTrust REIT, Inc., useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD, in each case attributable to CareTrust REIT, Inc., to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate related depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs. The Company believes that the disclosure of Net Debt to Annualized Normalized Run Rate EBITDA provides a useful measure to investors to evaluate the credit strength of the Company and its ability to service its debt obligations and to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of charges that are not indicative of the Company’s ongoing performance or that could obscure the Company’s actual credit quality and after considering the effect of investments occurring during the period.